Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Firearms Training Systems, Inc. (the “Company”) on Form 10-Q/A for the period ended September 30, 2001 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronavan Mohling, Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronavan Mohling

Ronavan Mohling

Chairman of the Board of Directors and Chief Executive Officer

August 14, 2002